BOC FINANCIAL CORP.
                              107 S. CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


NOTICE is hereby given that the Annual Meeting of Shareholders of BOC Financial Corp. (the "Company") will be held as follows:

         PLACE:   Bank of the Carolinas
                  107 South Central Avenue
                  Landis, North Carolina

         DATE:    Tuesday, May 9, 2000

         TIME:    2:00 p.m.

The purposes of the meeting are:

         1.       To elect five directors of the Company for one-year terms.

         2. To ratify the appointment of Dixon Odom PLLC as the Company's independent public accountants for 2000; and

         3. To transact such other business as may properly be presented for action at the meeting.

YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE TO ENSURE THAT A QUORUM IS PRESENT AT THE MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.

                                           By Order of the Board of Directors



                                           Stephen R. Talbert
                                           President and Chief Executive Officer
March 31, 2000

                               BOC FINANCIAL CORP.
                              107 S. CENTRAL AVENUE
                          LANDIS, NORTH CAROLINA 28088
                                 (800) 543-7250


                                 PROXY STATEMENT

                    MAILING DATE: ON OR ABOUT MARCH 31, 2000

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 9, 2000

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of BOC Financial Corp. (the "Company") of appointments of proxy for use at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Tuesday, May 9, 2000, at 2:00 p.m., in the lobby of Bank of the Carolinas, 107 S. Central Avenue, Landis, North Carolina, and at any adjournments thereof. The Company's proxy solicitation materials are being mailed to shareholders on or about March 31, 2000. In this Proxy Statement, the Company's subsidiary bank, Bank of the Carolinas, is referred to as the "Bank".

VOTING OF PROXIES

         Persons named in the enclosed appointment of proxy as proxies (the "Proxies") to represent shareholders at the Annual Meeting are Stephen R. Talbert, Henry H. Land and Susan Linn Norvell. Shares represented by each appointment of proxy which is properly executed, returned and not revoked, will be voted in accordance with the directions contained therein. If no directions are given, such shares will be voted "FOR" the election of each of the five nominees for director named in Proposal 1, and "FOR" Proposal 2. If, at or before the time of the Annual Meeting, any nominee named in Proposal 1 has become unavailable for any reason, the proxies will be authorized to vote for a substitute nominee. On such other matters as may come before the meeting, the proxies will be authorized to vote in accordance with their best judgment. An Appointment of Proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Henry H. Land, Secretary of the Company, a written instrument revoking it or a duly executed Appointment of Proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

RECORD DATE

         The close of business on March 10, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

VOTING SECURITIES

         The Company's voting securities are the shares of its Common Stock, par value $1.00 per share, of which 805,000 shares were issued and outstanding on the Record Date.

VOTING PROCEDURES; VOTES REQUIRED FOR APPROVAL

         At the Annual Meeting, each shareholder will be entitled to one vote for each share held of record on the Record Date on each matter submitted for voting and, in the election of directors, for each director to be elected. In accordance with North Carolina law, shareholders will not be entitled to vote cumulatively in the election of directors.

         In the case of Proposal 2 below, for such proposal to be approved, the proposal must be approved by a majority of the votes cast. Abstentions and broker nonvotes will have no effect.

REVOCATION OF APPOINTMENT OF PROXY

         Any shareholder who executes an appointment of proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

EXPENSES OF SOLICITATION

         The Company will pay the cost of preparing, assembling and mailing this Proxy Statement. Appointments of proxy also may be solicited personally or by telephone by the Company's and the Bank's directors, officers and employees without additional compensation. The Company will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Common Stock.

BENEFICIAL OWNERSHIP OF SECURITIES BY MANAGEMENT AND NOMINEES

         As of March 10, 2000, there were no persons who were known to management of the Company to beneficially own more than 5% of the Company's Common Stock other than those listed below.


NAME AND ADDRESS                              AMOUNT AND NATURE OF              PERCENTAGE
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP (1)             OF CLASS
-------------------                         ------------------------             --------
Stephen R. Talbert, Trustee                          84,232                       9.58%
Landis, North Carolina

John A. Drye, Trustee                                89,817                       10.21%
Landis, North Carolina


         (1) Includes 67,917 shares of Common Stock held by Mr. Talbert and Mr. Drye as trustees of the Company's Employee Stock Ownership Plan (the "ESOP") all of which are unallocated and the voting of which is therefore directed by Messrs. Talbert and Drye. Unallocated shares and allocated shares for which no timely direction is received will be voted by these trustees or their substitutes in the same proportion as the participant - directed voting of allocated shares. The ESOP may be terminated at any time by the Company.

         The following table lists the individual beneficial ownership of the Company's Common Stock as of March 10, 2000, by the Company's current directors and nominees for director, and by all current directors, nominees and executive officers of the Company as a group.

NAME OF                                AMOUNT AND NATURE OF          PERCENTAGE
BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)(2)(3)     OF CLASS(4)
----------------                   -----------------------------     -----------

John A. Drye (5)                              89,817                    10.21
Henry H. Land                                 22,400                    2.55
Susan Linn Norvell                            17,300                    1.97
Lynne Scott Safrit                            26,400                    3.00
Stephen R. Talbert (5)                        84,232 (6)                9.58

All current directors,
nominees for director and                     240,149                   27.30
executive officers as a group
(5 persons)


         (1) Except as otherwise noted, to the best knowledge of management of the Company, the individuals named or included in the group above exercise sole voting and investment power over the amount of shares disclosed above except for the following over which voting and investment power is shared. Ms. Norvell - 1,400 shares; Ms. Safrit - 6,000 shares; and Mr. Talbert - 3,200 shares.

         (2) Included in the beneficial ownership tabulations are the following shares of Common Stock awarded under the Bank's Management Recognition Plan as approved by shareholders on May 4, 1999: Mr. Drye - 6,400 shares, Mr. Land - 6,400 shares, Ms. Norvell - 6,400 shares, Ms. Safrit - 6,400 shares and Mr. Talbert - 10,929 shares. While none of the shares have vested, the shares may be voted by the recipients.

         (3) Included in the beneficial ownership tabulations are the following options to purchase shares of Common Stock: Mr. Drye - 9,500 shares, Mr. Land - 9,500 shares, Mr. Norvell - 9,500 shares and Ms. Safrit - 9,500 shares. These options are capable of being exercised within 60 days of the Record Date and therefore under the beneficial ownership rules of the Securities and Exchange Commission are deemed to be owned by the holder.

         (4) The calculations of the percentage of class beneficially owned by each individual or group is based on a total of 805,000 shares currently outstanding plus the number of shares capable of being issued to that individual within 60 days of the Record Date, upon the exercise of options.

         (5) Includes 67,917 shares of Common Stock held jointly by Mr. Talbert and Mr. Drye as trustees of the Company's Employee Stock Ownership Plan all of which are unallocated and the voting of which is therefore directed by Messrs. Talbert and Drye. Unallocated shares and allocated shares for which no timely direction is received, will be voted by these trustees or their substitutes in the same proportion as the participant - directed voting of allocated shares. The ESOP may be terminated at any time by the Company.

         (6) Includes 400 shares owned by Mr. Talbert's spouse, 300 shares owned by Mr. Talbert's daughter, 600 shares owned by Mr. Talbert's spouse and mother-in-law, and 884 shares vested to Mr. Talbert's account under the Bank's ESOP.

REPORTS OF CHANGES IN BENEFICIAL OWNERSHIP

         Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission regarding the amount of and changes in their beneficial ownership of the Company's Common Stock. To the knowledge of the management of the Company based upon information supplied to the Company by the directors and executive officers, all required reports of directors and executive officers of the Company have been timely filed.


                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

         The Company's Bylaws provide for a Board of Directors composed of not less than five (5) nor more than eighteen (18) directors as from time to time may be fixed or changed within the minimum and maximum by the shareholders or by a majority of the full Board of Directors. The Board of Directors has set the current number of Directors at five and nominates the five persons named below for election by shareholders at the Annual Meeting as directors of the Company for one-year terms or until their respective successors are duly elected and qualified.

                                           YEAR IN WHICH
                           POSITIONS       FIRST ELECTED/
                             WITH          YEAR PROPOSED                   PRINCIPAL OCCUPATION
NAME AND AGE                COMPANY       TERM EXPIRES (1)     AND BUSINESS EXPERIENCE FOR THE PAST 5 YEARS
------------                -------      -----------------     --------------------------------------------

John A. Drye               Director         1993 / 2001      Co-owner, Clay Wright Insurance Agency, Inc.
(36)                                                         (independent insurance agency)

Henry H. Land              Director         1986 / 2001      Certified Public Accountant, Partner, McClary,
(58)                                                         Stocks, Smith & Land (accounting firm)

Susan Linn Norvell         Director         1994 / 2001      Homemaker
(45)


                                       4


                                           YEAR IN WHICH
                           POSITIONS       FIRST ELECTED/
                             WITH          YEAR PROPOSED                   PRINCIPAL OCCUPATION
NAME AND AGE                COMPANY       TERM EXPIRES (1)     AND BUSINESS EXPERIENCE FOR THE PAST 5 YEARS
------------                -------      -----------------     --------------------------------------------

Lynne Scott Safrit         Director         1995 / 2001      President, Atlantic American Properties, Inc.
(41)                                                         (development and property management firm)

Stephen R. Talbert         Director,        1986 / 2001      Chairman of the Board, President and Chief
(54)                     President and                       Executive Officer of the Company and the Bank
                             Chief
                           Executive
                            Officer


         (1) The year first elected indicates the year in which each individual was first elected a director of the Bank or the Company, as applicable, and does not necessarily reflect a continuous tenure.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR" EACH OF THE NOMINEES NAMED ABOVE


DIRECTOR RELATIONSHIPS

         With the exception of Ms. Safrit, who is a director of Castle & Cooke, Inc., Los Angeles, California, no director is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company registered as an investment company under the Investment Company Act of 1940.

DIRECTOR COMPENSATION

           During 1999, each nonemployee director was paid a fee of $300 for each Board of Directors meeting attended and $100 for attendance at each meeting of a committee. Each director also received an annual retainer of $600. The Chairman of the Board of Directors received $400 for each Board of Directors meeting attended.

STOCK OPTIONS AND GRANTS

         The shareholders of the Company ratified the 1999 Nonstatutory Stock Option Plan for Directors (the "Nonstatutory Option Plan") and the 1999 Management Recognition Plan for Directors and executive officers (the "MRP Plan") at the 1999 Annual Meeting of Shareholders. Pursuant to the Nonstatutory Option Plan, each director, except Mr. Talbert, was granted options to purchase 9,500 shares in 1999. Pursuant to the MRP Plan, each director, except Mr. Talbert, was awarded 6,400 shares. Mr. Talbert, as President and Chief Executive Officer, was awarded 10,929 shares under the MRP Plan and 18,515 options under the 1999 Incentive Stock Option Plan (the "Incentive Option Plan") approved by the shareholders at the 1999 Annual Meeting of Shareholders.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held twelve regular meetings and five special meetings during 1999. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and of any committees on which he or she served.

         The Company's Board of Directors has several standing committees, including an Audit Committee and a Compensation, Pension and Benefits Committee. The current members of the Audit Committee are Henry H. Land - Chairman and John
A. Drye. The Audit Committee reviews the annual audit reports of the Company's independent auditors and the examination reports issued by bank regulatory agencies, and oversees the work of the Company's internal auditor. Although the Audit Committee did not meet during 1999, the whole Board met with the Company's independent auditors.

         The current members of the Compensation, Pension and Benefits Committee are Henry H. Land - Chairman, John A. Drye and Lynne Scott Safrit. The Compensation, Pension and Benefits Committee is authorized to consider and make recommendations to the Board of Directors for action on matters pertaining to the compensation, pension and fringe benefits of employees of the Company and the Bank. The Compensation, Pension and Benefits Committee met five times during 1999.

         The Company does not have a standing nominating committee. Such functions typically performed by a nominating committee, such as nominating candidates to stand for election as directors, are performed by the Board as a whole.

EXECUTIVE OFFICER

         The following table contains information about the current executive officer of the Company and the Bank.

                                                                                                   EMPLOYED BY
NAME AND AGE              CURRENT POSITIONS WITH COMPANY AND/OR BANK                                BANK SINCE
------------              ------------------------------------------                                -----------
Stephen R. Talbert        Chairman of the Board, President and Chief Executive Officer of the          1971
(54)                      Company and the Bank



EXECUTIVE COMPENSATION

         The following table shows, for 1999, 1998 and 1997, the compensation received or deferred by the Company's chief executive officer.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                       -------------------                        ----------------------
                                                                        AWARDS                    PAYOUTS
                                                                        ------                    -------
                                                              OTHER                                             ALL
                                                              ANNUAL                                           OTHER
                                                             COMPEN-    RESTRICTED                            COMPEN-
                                                              SATION       STOCK                    LTIP       SATION
NAME  AND PRINCIPAL POSITION       YEAR    SALARY   BONUS      (1)        AWARDS       OPTIONS     PAYOUTS      (2)
-----------------------------      ----    ------   -----      ----       ------       -------     -------      ---
Stephen R. Talbert, President      1999   $93,000    -0-       -0-        10,929       18,515        -0-       $1,672
and Chief Executive Officer of     1998   $88,200    -0-       -0-          -0-          -0-         -0-        -0-
the Company and the Bank           1997   $70,080    -0-     $11,600        -0-          -0-         -0-        -0-



         (1) In 1999, the aggregate value of non-cash benefits received by Mr. Talbert did not exceed 10% of cash compensation paid to him. The amount listed as received in 1997 represents directors fees. In 1998 and 1999 Mr. Talbert did not receive fees for his service as a director and will not receive fees for his service as a director in 2000.

         (2)      Represents commission from sale of credit life insurance.

         In 1998, the Bank entered into an employment agreement with Mr. Talbert as its President and Chief Executive Officer to establish his duties and compensation and to provide for his continued employment with the Bank. The employment agreement provides for an initial term of employment of three years that is expected for one additional year on the anniversary of the execution of the agreement unless proper written notice is received. The agreement provides for an annual base salary of $88,200 to be reviewed not less often than annually. In addition, the employment agreement provides for participation in employee benefit programs and compensation plans mentioned by the Bank for all employees as well as fringe benefits normally associated with Mr. Talbert's position as President and Chief Executive Officer. The agreement provides that Mr. Talbert may be terminated for "cause" as defined therein, or otherwise, and that Mr. Talbert may terminate the agreement upon ninety days written notice to the Bank. The employment agreement also provides that upon the occurrence of a "termination event" within twenty-four months of a "change in control", Mr. Talbert may terminate the employment agreement and receive, among other things, an amount equal to 299% of Mr. Talbert's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. A "termination event" will occur if (i) the employee is assigned any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the change in control or with his reporting responsibilities or title with the Bank in effect at the time of the change in control; (ii) the employee's annual base salary rate is reduced below the annual amount in effect as of the change in control; (iii) the employee's life insurance, medical or hospitalization insurance, disability insurance, disability insurance, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank to the employee as of the date of the change in control are reduced in their level, scope or coverage, or any such insurance, plans or benefits are eliminated, unless such reduction or elimination applies proportionately to all salaried employees of the Bank who participated in such benefits prior to the change in control; or (iv) the employee is transferred to a location outside of Rowan County, North Carolina, without Mr. Talbert's express written consent. A change in control of the Bank will occur if (i) any "person" (as such term is defined in Section 7(j)(8)(A) of the Change in Bank Control Act of 1978), other than the Bank's holding company, directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing twenty-five percent (25%) or more of any class of voting securities of the Bank, or its holding company, or acquires control of in any manner the election of a majority of the directors of the Bank or its holding company (ii) the Bank or its holding company consolidates (ii) the Bank or its holding company consolidates or merges with or into another corporation, association, or entity, or is otherwise reorganized, where the Bank or its holding company, as the case may be, is not the surviving corporation in such transaction; (iii) all or substantially all of the assets of the Bank or its holding company are sold or otherwise transferred to or are acquired by any other corporation, association, or other person, entity, or group; or (iv) when, during any consecutive two-year period, directors of the Bank or its holding company at the beginning of such period cease to constitute a majority of the Board of Directors of the Bank or its holding company, unless the election of replacement directors was approved by a majority vote of the initial directors then in office.

STOCK OPTIONS

         The shareholders approved the Incentive Option Plan at the 1999 Annual Meeting of Shareholders pursuant to which options on 87,974 shares of the Company's Common Stock are available for issuance to employees of the Company and of any subsidiary of the Company. The following table contains information with regard to grants of stock options during 1999 to Stephen R. Talbert, President and Chief Executive Officer.

                              OPTION GRANTS IN 1999
                                INDIVIDUAL GRANTS



                                NUMBER OF              PERCENT OF
                               SECURITIES            TOTAL OPTIONS
                               UNDERLYING              GRANTED TO             EXERCISE OR
                                 OPTIONS               EMPLOYEES              BASE PRICE
          NAME                   GRANTED             IN FISCAL YEAR            PER SHARE           EXPIRATION DATE
          ----                 ----------            --------------           -----------          ---------------
Stephen R. Talbert               18,515                   47%                   $6.625                  2009


         The following table shows the option exercises in 1999 and the year end option values for Stephen R. Talbert.


                       AGGREGATED OPTION EXERCISES IN 1999
                           AND YEAR-END OPTION VALUES

                                                           NUMBER OF
                                                          SECURITIES          VALUE OF
                                                          UNDERLYING         UNEXERCISED
                                                          UNEXERCISED       IN-THE-MONEY
                                                            OPTIONS            OPTIONS
                                                          AT 12/31/99        AT 12/31/99
                               SHARES
                              ACQUIRED       VALUE       EXERCISABLE/       EXERCISABLE/
NAME                         ON EXERCISE    REALIZED     UNEXERCISABLE      UNEXERCISABLE
-------------------          ------------   --------     -------------      -------------
Stephen R. Talbert               -0-          -0-        -0- / 18,515         -0- / -0-

EMPLOYEE STOCK OWNERSHIP PLAN

         On January 1, 1998, the Bank's Board of Directors adopted an Employee Stock Ownership Plan (the "ESOP") pursuant to which 74,059 shares were placed in trust with Mr. Talbert and Mr. Drye as trustees. In 1999, 3,489 shares were allocated making a total of 6,142 shares allocated in the aggregate under the ESOP.

PROFIT SHARING PLAN

         The Bank has instituted a Profit Sharing Plan which is open to all employees at least 21 years of age who have been employed for one year and completed 1,000 hours of service. Under the Profit Sharing Plan, allocations vest at a rate of 20% per year after three years of employment with the Bank and fully vests after seven years of employment with the Bank. In 1999, the Bank made a contribution of $27,563.37 to the Profit Sharing Plan.

TRANSACTIONS WITH MANAGEMENT

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of the Company's and the Bank's directors and executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

             PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Board of Directors has appointed the firm of Dixon Odom PLLC, Certified Public Accountants, as the Company's independent accountants for 2000, and a proposal to ratify that appointment will be submitted for shareholder approval at the Annual Meeting.

         A representative of Dixon Odom PLLC is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he desires to do so.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF DIXON ODOM PLLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000


                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.


                            PROPOSALS OF SHAREHOLDERS

         Any proposal of a shareholder which is intended to be presented at the Company's 2001 Annual Meeting must be received by the Company at its main office in Landis, North Carolina, no later than November 15, 2000, to be considered timely received for inclusion in the proxy statement and appointment of proxy to be distributed in connection with that meeting. If a proposal for the 2001 Annual Meeting is not expected to be included in the proxy statement for that meeting, the proposal must be received by the Company by February 15, 2001 for it to be timely received for consideration. The Company will use its discretionary authority for any proposals received thereafter.


                             ADDITIONAL INFORMATION

         A COPY OF THE COMPANY'S 1999 ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING UPON THAT SHAREHOLDER'S WRITTEN REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO STEPHEN R. TALBERT, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BOC FINANCIAL CORP., 107 S. CENTRAL AVENUE, LANDIS, NORTH CAROLINA 28088.